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                                                                     EXHIBIT 4.5




                         SUBSIDIARY GUARANTY AGREEMENT


         Princeton Development Corp., a Delaware corporation (such corporation, and its successors and assigns hereunder, being herein called the "Subsidiary Guarantor"), agrees with Fleet National Bank, as Trustee under the Indenture referred to below, for the equal and ratable benefit of the Holders of the 11% Senior Secured Notes due 2003 of Premium Standard Farms, Inc., a Delaware corporation (the "Company"), as follows:

         The Company, PSF Holdings, L.L.C., a Delaware limited liability company, and Fleet National Bank, as Trustee (the "Trustee"), have entered into an Indenture dated as of September 17, 1996 (the "Indenture"), relating to the Securities in order to secure the Holders of the Securities. The Indenture requires each Subsidiary existing on the date of the Indenture and each Subsidiary which becomes or comes into existence as a Subsidiary after the date of the Indenture to execute and deliver to the Trustee a Subsidiary Guaranty Agreement pursuant to which such Subsidiary will guaranty payment of the Securities on substantially the same terms and conditions as those set forth in
Article XIV of the Indenture. The undersigned is a Subsidiary and is executing this Subsidiary Guaranty Agreement in accordance with the requirements of the Indenture in order to become a Subsidiary Guarantor under the Indenture and as consideration for Securities previously purchased.

         Capitalized terms used herein without definition shall have the meanings set forth in the Indenture.

                                   ARTICLE I

                                    Guaranty

         SECTION 1.01. Guaranty. For value received, the Subsidiary Guarantor hereby, jointly and severally with the Guarantor and each of the other Subsidiary Guarantors, unconditionally and irrevocably guaranties to each Holder and to the Trustee, and their respective successors and assigns, (a) the due and punctual payment of principal of and, within applicable grace periods, interest on the Securities when due, whether at Stated Maturity, by acceleration, by redemption, pursuant to an Offer to Purchase or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (b) the due and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations").





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         The Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice of further assent from the undersigned, and that the undersigned will remain bound hereby notwithstanding any extension or renewal of any Obligation.

         The Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations, and also waives notice of protest for nonpayment. The Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of the Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations or (f) (except as provided in Section 1.02) any change in the ownership of the Guarantor or any Subsidiary Guarantor.

         The Subsidiary Guarantor further agrees that its Guaranty herein constitutes a guaranty of payment, performance and compliance when due (and not a guaranty of collection) and waives any right to require that any Holder or the Trustee exhaust any right or take any action against the Company or any other Person or that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

         The obligations of the Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, and recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantor or would otherwise act as a discharge of the Subsidiary Guarantor as a matter of law or equity.

         The Subsidiary Guarantor further agrees that its Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.





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         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption, Offer to Purchase or otherwise, or to perform or comply with any other Obligation, the Subsidiary Guarantor hereby, jointly and severally with the Guarantor and the other Subsidiary Guarantors, promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

         The Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guarantied hereby until payment in full of all Obligations. The Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guarantied hereby may be accelerated as provided in Article V of the Indenture for the purposes of the Subsidiary Guarantor's Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guarantied hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Article V of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for purposes of this Section.

         The Subsidiary Guarantor also agrees, jointly and severally with the Guarantor and any other Subsidiary Guarantors, to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

         SECTION 1.02. Releases. Concurrently with any sale, lease, transfer or other disposition permitted by and in accordance with the terms of the Indenture (other than to the Company or any Affiliate of the Company), by way of merger, consolidation or otherwise, of all or substantially all of the assets of the Subsidiary Guarantor or all of the Capital Stock of the Subsidiary Guarantor owned by the Company and its Affiliates, the Subsidiary Guarantor (in the event of such a sale, lease, transfer or other disposition of all such Capital Stock) or the corporation acquiring the property (in the event of such a sale, lease, transfer or other disposition, by way of a merger, consolidation or otherwise, of all or substantially all of the assets of the Subsidiary Guarantor) shall be released and relieved of its guaranty obligations. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale, lease, transfer or other disposition was made by the Company as permitted by and in accordance with the provisions of the Indenture, the Trustee shall execute any





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documents reasonably required to evidence the release of the Subsidiary
Guarantor from its guaranty obligations.

         SECTION 1.03. Successors and Assigns. Except as provided in Section 1.02, this Guaranty Agreement shall be binding upon the Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

         SECTION 1.04. No Waiver, etc. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Subsidiary Guaranty Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies and benefits which either may have under this Subsidiary Guaranty Agreement at law, in equity, by statute or otherwise.

         SECTION 1.05. Modification, etc. No modification, amendment or waiver of any provision of this Subsidiary Guaranty Agreement, nor the consent to any departure by the Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Subsidiary Guarantor in any case shall entitle the Subsidiary Guarantor or any other guarantor to any other or further notice or demand in the same, similar or other circumstances.


                                   ARTICLE II

                                 Miscellaneous

         SECTION 2.01. Notices. Any notice or communication to the Subsidiary Guarantor shall be in writing and delivered in person or mailed by first-class mail addressed to the address for Subsidiary Guarantor set forth below,

         SECTION 2.02. Governing Law. This Subsidiary Guaranty Agreement shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 2.03. Successors. All agreements of the Subsidiary Guarantor in this Subsidiary Guaranty Agreement shall bind its successors.





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         SECTION 2.04.  Multiple Originals.  The Subsidiary Guarantor may sign any number of copies of this Subsidiary Guaranty Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Subsidiary Guaranty Agreement.
Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manual executed counterpart of the Agreement.

         SECTION 2.05. Headings. The headings of the Articles and Sections of this Subsidiary Guaranty Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Dated:  September 17, 1996

                                        PRINCETON DEVELOPMENT CORP.

                                        by
                                          /s/ W. R. Patterson
                                        ------------------------------
                                        Name:
                                        Title:


Address:

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